STAG INDUSTRIAL ANNOUNCES SECOND QUARTER 2023 RESULTS

Boston, MA — July 26, 2023 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2023.

“Resilient secular tailwinds continued to drive excellent operating results, as evidenced by the record leasing spreads achieved by STAG in the second quarter.” said Bill Crooker, President and Chief Executive Officer of the Company. “This, coupled with progress on our development projects and the stabilization of the acquisitions market, will support sustainable bottom line growth in the near-term and beyond."

Second Quarter 2023 Highlights

•Reported $0.29 of net income per basic and diluted common share for the second quarter of 2023, compared to $0.18 of net income per basic and diluted common share for the second quarter of 2022. Reported $51.6 million of net income attributable to common stockholders for the second quarter of 2023, compared to net income attributable to common stockholders of $32.3 million for the second quarter of 2022.

•Achieved $0.56 of Core FFO per diluted share for the second quarter of 2023, equal to the second quarter of 2022 Core FFO per diluted share of $0.56.

•Produced Cash NOI of $134.6 million for the second quarter of 2023, an increase of 4.3% compared to the second quarter of 2022 of $129.0 million.

•Produced Same Store Cash NOI of $124.2 million for the second quarter of 2023, an increase of 4.5% compared to the second quarter of 2022 of $118.9 million.

•Produced Cash Available for Distribution of $87.2 million for the second quarter of 2023, compared to the second quarter of 2022 of $87.2 million.

•Acquired two buildings in the second quarter of 2023, consisting of 235,003 square feet, for $40.7 million, with a Cash Capitalization Rate of 6.2% and a Straight-Line Capitalization Rate of 6.3%.

•Sold five buildings in the second quarter of 2023, consisting of 766,620 square feet, for $33.8 million.

•Achieved an Occupancy Rate of 97.7% on the total portfolio and 97.9% on the Operating Portfolio as of June 30, 2023.

•Commenced Operating Portfolio leases of 3.6 million square feet for the second quarter of 2023, resulting in record Cash Rent Change and Straight-Line Rent Change of 28.0% and 42.6%, respectively.

•Experienced 79.6% Retention for 3.6 million square feet of leases expiring in the quarter.

•Raised gross proceeds of $8.9 million of equity through the Company's At-The-Market offering ("ATM") program for the second quarter of 2023. In addition, raised gross proceeds of $61.7 million of equity on a forward basis through the Company's ATM program for the second quarter of 2023.

•On May 4, 2023, the Company was added to the S&P MidCap 400.

•As of July 25, 2023, addressed 94.2% of expected 2023 new and renewal leasing, consisting of 12.2 million square feet, achieving Cash Rent Change of 30.6%.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Thursday, July 27, 2023 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

SECOND QUARTER 2023 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2023	2022	% Change	2023	2022	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$51,553	$32,317	59.5%	$100,966	$85,081	18.7%
Net income per common share — basic	$0.29	$0.18	61.1%	$0.56	$0.48	16.7%
Net income per common share — diluted	$0.29	$0.18	61.1%	$0.56	$0.48	16.7%
Cash NOI	$134,585	$129,004	4.3%	$267,141	$251,952	6.0%
Same Store Cash NOI (1)	$124,231	$118,930	4.5%	$246,569	$234,239	5.3%
Adjusted EBITDAre	$125,410	$119,516	4.9%	$247,736	$232,520	6.5%
Core FFO	$103,497	$101,759	1.7%	$205,081	$198,864	3.1%
Core FFO per share / unit — basic	$0.56	$0.56	0.0%	$1.12	$1.09	2.8%
Core FFO per share / unit — diluted	$0.56	$0.56	0.0%	$1.12	$1.09	2.8%
Cash Available for Distribution	$87,168	$87,163	0.0%	$177,267	$169,607	4.5%
 (1) The Same Store pool accounted for 92.6% of the total portfolio square footage as of June 30, 2023.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity
For the three months ended June 30, 2023, the Company acquired two buildings for $40.7 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2023 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Central New Jersey, NJ	4/24/2023	101,381	1	$26,660	1.5
Greensboro, NC	5/5/2023	133,622	1	14,004	1.8
Total / weighted average		235,003	2	$40,664	1.7	6.2%	6.3%

The chart below details the 2023 acquisition activity and Pipeline through July 25, 2023:
2023 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	—	—	$—	—	NA	NA
Q2	235,003	2	40,664	1.7	6.2%	6.3%
Total / weighted average	235,003	2	$40,664	1.7	6.2%	6.3%

As of July 25, 2023
Subsequent to quarter-end acquisitions	0.5 million	6	$70.7 million

Pipeline	24.5 million	151	$3.1 billion

The chart below details the disposition activity for the six months ended June 30, 2023:

2023 DISPOSITION ACTIVITY

2016 DISPOSITIONS
	Square Feet	Buildings	Sale Price ($000s)
Q1	407,710	2	$37,213
Q2	766,620	5	33,809
Total	1,174,330	7	$71,022
Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended June 30, 2023:

SECOND QUARTER 2023 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	702,961	10	4.4	$5.95	$6.21	$1.60	$0.82	27.1%	35.8%
Renewal Leases	2,852,761	19	3.8	$5.43	$5.70	$1.05	$0.06	28.3%	44.5%	79.6%
Total / weighted average	3,555,722	29	3.9	$5.53	$5.80	$1.16	$0.21	28.0%	42.6%

The chart below details the leasing activity for leases commenced during the six months ended June 30, 2023:

2023 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	# Leases	W.A. Lease Term (Years)	Cash Base Rent /SF	GAAP Base Rent /SF	Lease Commissions /SF	Tenant Improvement /SF	Cash Rent Change	GAAP Rent Change	Retention
New Leases	1,478,285	19	4.1	$6.76	$7.04	$1.78	$1.06	38.1%	46.7%
Renewal Leases	6,878,735	51	4.2	$5.13	$5.39	$0.85	$0.16	23.5%	36.2%	76.2%
Total / weighted average	8,357,020	70	4.2	$5.42	$5.68	$1.01	$0.32	26.5%	38.4%

Additionally, for the three and six months ended June 30, 2023, leases commenced totaling 341,927 and 1.1 million square feet related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of July 25, 2023, addressed 94.2% of expected 2023 new and renewal leasing, consisting of 12.2 million square feet, achieving Cash Rent Change of 30.6%.

Capital Markets Activity

The chart below details the ATM program activity for the six months ended June 30, 2023:

2023 ATM ACTIVITY

2016 DISPOSITIONS
Equity (1)	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	—	$0.00	$0	$0
Q2	249,016	$35.55	$8,854	$8,765
Total / weighted average	249,016	$35.55	$8,854	$8,765
(1) Includes only ATM program proceeds settled in the six months ended June 30, 2023, and excludes any ATM issuance on a forward basis.

In the second quarter of 2023, the Company sold 249,016 shares under the ATM common stock offering program at a price of $35.55 per share, or $8.9 million, and $35.20 per share net of sales agent fees.

In the second quarter of 2023, the Company sold 1.7 million shares on a forward basis under the ATM common stock offering program at a price of $35.90 per share, or $61.7 million. The Company does not initially receive any proceeds from the sale of shares on a forward basis. The Company has until the second quarter of 2024 to settle the forward contract, which had net proceeds of $61.1 million available as of June 30, 2023.

As of June 30, 2023, Net Debt to Annualized Run Rate Adjusted EBITDAre was 4.9x and Liquidity was $794.2 million.

Conference Call

The Company will host a conference call tomorrow, Thursday, July 27, 2023, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13739628.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2023	December 31, 2022
Assets
Rental Property:
Land	$652,173	$647,098
Buildings and improvements, net of accumulated depreciation of $841,488 and $763,128, respectively	4,684,280	4,706,745
Deferred leasing intangibles, net of accumulated amortization of $357,435 and $328,848, respectively	463,569	508,935
Total rental property, net	5,800,022	5,862,778
Cash and cash equivalents	13,511	25,884
Restricted cash	1,023	905
Tenant accounts receivable	112,334	115,509
Prepaid expenses and other assets	76,767	71,733
Interest rate swaps	72,016	72,223
Operating lease right-of-use assets	30,513	31,313
Assets held for sale, net	—	4,643
Total assets	$6,106,186	$6,184,988
Liabilities and Equity
Liabilities:
Unsecured credit facility	$216,000	$175,000
Unsecured term loans, net	1,021,106	1,020,440
Unsecured notes, net	1,195,790	1,295,442
Mortgage notes, net	7,727	7,898
Accounts payable, accrued expenses and other liabilities	91,994	97,371
Tenant prepaid rent and security deposits	44,354	40,847
Dividends and distributions payable	22,515	22,282
Deferred leasing intangibles, net of accumulated amortization of $27,467 and $24,593, respectively	28,412	32,427
Operating lease liabilities	34,429	35,100
Total liabilities	2,662,327	2,726,807
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at June 30, 2023 and December 31, 2022; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at June 30, 2023 and December 31, 2022, 179,660,771 and 179,248,980 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,797	1,792
Additional paid-in capital	4,201,551	4,188,677
Cumulative dividends in excess of earnings	(907,061)	(876,145)
Accumulated other comprehensive income	70,313	70,500
Total stockholders’ equity	3,366,600	3,384,824
Noncontrolling interest	77,259	73,357
Total equity	3,443,859	3,458,181
Total liabilities and equity	$6,106,186	$6,184,988

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue
Rental income	$171,439	$161,057	$344,707	$319,658
Other income	255	443	540	1,051
Total revenue	171,694	161,500	345,247	320,709
Expenses
Property	32,675	28,874	68,556	60,649
General and administrative	12,060	12,234	24,736	24,547
Depreciation and amortization	68,494	69,279	137,438	136,645
Other expenses	357	532	3,336	1,029
Total expenses	113,586	110,919	234,066	222,870
Other income (expense)
Interest and other income	17	23	36	57
Interest expense	(22,860)	(17,896)	(45,472)	(35,155)
Gain on the sales of rental property, net	17,532	376	37,660	24,331
Total other income (expense)	(5,311)	(17,497)	(7,776)	(10,767)
Net income	$52,797	$33,084	$103,405	$87,072
Less: income attributable to noncontrolling interest	1,191	708	2,333	1,870
Net income attributable to STAG Industrial, Inc.	$51,606	$32,376	$101,072	$85,202
Less: amount allocated to participating securities	53	59	106	121
Net income attributable to common stockholders	$51,553	$32,317	$100,966	$85,081
Weighted average common shares outstanding — basic	179,413	179,049	179,305	178,442
Weighted average common shares outstanding — diluted	179,738	179,144	179,518	178,586
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.29	$0.18	$0.56	$0.48
Net income per share attributable to common stockholders — diluted	$0.29	$0.18	$0.56	$0.48

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
NET OPERATING INCOME RECONCILIATION
Net income	$52,797	$33,084	$103,405	$87,072
General and administrative	12,060	12,234	24,736	24,547
Depreciation and amortization	68,494	69,279	137,438	136,645
Interest and other income	(17)	(23)	(36)	(57)
Interest expense	22,860	17,896	45,472	35,155
Other expenses	357	532	3,336	1,029
Gain on the sales of rental property, net	(17,532)	(376)	(37,660)	(24,331)
Net operating income	$139,019	$132,626	$276,691	$260,060

Net operating income	$139,019	$132,626	$276,691	$260,060
Rental property straight-line rent adjustments, net	(4,371)	(3,593)	(9,358)	(7,995)
Amortization of above and below market leases, net	(63)	(29)	(192)	(113)
Cash net operating income	$134,585	$129,004	$267,141	$251,952

Cash net operating income	$134,585
Cash NOI from acquisitions' and dispositions' timing	(141)
Cash termination, solar and other income	(185)
Run Rate Cash NOI	$134,259

Same Store Portfolio NOI
Total NOI	$139,019	$132,626	$276,691	$260,060
Less: NOI non-same-store properties	(11,151)	(8,516)	(21,801)	(15,050)
Termination, solar and other adjustments, net	(477)	(1,722)	(1,370)	(2,628)
Same Store NOI	$127,391	$122,388	$253,520	$242,382
Less: straight-line rent adjustments, net	(3,303)	(3,463)	(7,209)	(8,085)
Plus: amortization of above and below market leases, net	143	5	258	(58)
Same Store Cash NOI	$124,231	$118,930	$246,569	$234,239

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$52,797	$33,084	$103,405	$87,072
Depreciation and amortization	68,494	69,279	137,438	136,645
Interest and other income	(17)	(23)	(36)	(57)
Interest expense	22,860	17,896	45,472	35,155
Gain on the sales of rental property, net	(17,532)	(376)	(37,660)	(24,331)
EBITDAre	$126,602	$119,860	$248,619	$234,484

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$126,602	$119,860	$248,619	$234,484
Straight-line rent adjustments, net	(4,422)	(3,639)	(9,466)	(8,089)
Amortization of above and below market leases, net	(63)	(29)	(192)	(113)
Non-cash compensation expense	3,293	3,421	6,385	6,670
Non-recurring other items	—	(97)	2,390	(432)
Adjusted EBITDAre	$125,410	$119,516	$247,736	$232,520

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$52,797	$33,084	$103,405	$87,072
Rental property depreciation and amortization	68,439	69,225	137,328	136,538
Gain on the sales of rental property, net	(17,532)	(376)	(37,660)	(24,331)
Funds from operations	$103,704	$101,933	$203,073	$199,279
Amount allocated to restricted shares of common stock and unvested units	(144)	(145)	(291)	(302)
Funds from operations attributable to common stockholders and unit holders	$103,560	$101,788	$202,782	$198,977

Funds from operations attributable to common stockholders and unit holders	$103,560	$101,788	$202,782	$198,977
Amortization of above and below market leases, net	(63)	(29)	(192)	(113)
Non-recurring dead deal costs	—	—	2,491	—
Core funds from operations	$103,497	$101,759	$205,081	$198,864

Weighted average common shares and units
Weighted average common shares outstanding	179,413	179,049	179,305	178,442
Weighted average units outstanding	3,891	3,679	3,894	3,670
Weighted average common shares and units - basic	183,304	182,728	183,199	182,112
Dilutive shares	325	95	213	144
Weighted average common shares, units, and other dilutive shares - diluted	183,629	182,823	183,412	182,256
Core funds from operations per share / unit - basic	$0.56	$0.56	$1.12	$1.09
Core funds from operations per share / unit - diluted	$0.56	$0.56	$1.12	$1.09

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$103,497	$101,759	$205,081	$198,864
Amount allocated to restricted shares of common stock and unvested units	144	—	291	—
Non-rental property depreciation and amortization	55	54	110	107
Straight-line rent adjustments, net	(4,422)	(3,639)	(9,466)	(8,089)
Capital expenditures	(10,820)	(8,490)	(16,767)	(15,876)
Capital expenditures reimbursed by tenants	(81)	(651)	(270)	(804)
Lease commissions and tenant improvements	(5,470)	(6,171)	(10,045)	(13,009)
Non-cash portion of interest expense	972	880	1,948	1,744
Non-cash compensation expense	3,293	3,421	6,385	6,670
Cash available for distribution	$87,168	$87,163	$177,267	$169,607

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after December 31, 2021.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.